Exhibit 99.1

COORDINATES COLLECTION, INC.

Index to Financial Statements

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Coordinates Collection, Inc.

We have audited the accompanying balance sheets of Coordinates Collection, Inc. (the “Company”) as December 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coordinates Collection, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HALL & COMPANY

Irvine, California

August 7, 2017

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COORDINATES COLLECTION, INC.

BALANCE SHEETS

	December 31,
	2015	2014

ASSETS
Current assets:
Cash	$42,332	$341,710
Accounts receivable	25,901	54,658
Inventory	6,987	—
Prepaid expenses	16,202	46,441
Total current assets	91,422	442,809

Equipment, net	18,868	56,746
Intangible assets, net	126,252	72,672
Deposits	8,701	4,350
Total assets	$245,243	$576,577

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$577,106	$578,669
Deferred revenue	261,662	306,413
Due to related party	—	50,000
Short term notes payable	40,895	—
Short term notes payable - related party	459,681	181,408
Other current liabilities	87,161	40,767
Total current liabilities	1,426,505	1,157,257
Total liabilities	1,426,505	1,157,257

Commitments and contingencies

Stockholders’ deficit
Common stock, $0.00001 par value, 15,000,000 shares authorized; 10,032,000 and 9,800,000 shares issued and outstanding at December 31, 2015 and 2014, respectively	100	98
Additional paid-in-capital	1,588,167	1,388,169
Accumulated deficit	(2,769,529)	(1,968,947)
Total stockholders’ deficit	(1,181,262)	(580,680)
Total liabilities and stockholders’ deficit	$245,243	$576,577

See accompanying notes to financial statements

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COORDINATES COLLECTION, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2015	2014

Revenues	$3,287,056	$2,440,248

Cost of Sales	1,442,459	1,218,264

Gross Profit	1,844,597	1,221,984

Operating expenses:
Advertising and marketing expenses	795,817	792,510
General and administrative	1,769,229	1,036,425
Total operating expenses	2,565,046	1,828,935
Loss from operations	(720,449)	(606,951)

Other expense:
Other expense, net	27,361	—
Interest expense	52,772	1,512
Total other expense	80,133	1,512

Loss before income taxes	(800,582)	(608,463)
Income taxes	—	—

Net loss	$(800,582)	$(608,463)

Net loss per share, basic and diluted	$(0.08)	$(0.06)

Weighted average number of shares outstanding
Basic and diluted	9,806,356	9,800,000

See accompanying notes to financial statements

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COORDINATES COLLECTION, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

							Total
	Preferred Stock		Common Stock		Additional Paid	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	in Capital	Deficit	Equity (Deficit)

Balance as of January 1, 2014	—	—	9,800,000	$98	$1,388,169	$(1,360,484)	$27,783
Net loss	—	$—	—	—	—	(608,463)	(608,463)
Balance as of December 31, 2014	—	$—	9,800,000	$98	$1,388,169	$(1,968,947)	$(580,680)
Issuance of preferred stock for cash - related party	200,000	2	—	—	199,998	—	200,000
Exchange of preferred stock for common stock in restructuring - related party	(200,000)	(2)	232,000	2	—	—	—
Net loss	—	—	—	—	—	(800,582)	(800,582)
Balance as of December 31, 2015	—	$—	10,032,000	$100	$1,588,167	$(2,769,529)	$(1,181,262)

See accompanying notes to financial statements

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COORDINATES COLLECTION, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(800,582)	$(608,463)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation expense	16,639	13,387
Amortization expense	39,553	20,839
Accretion of debt discount	29,039	—
Loss on disposal of fixed assets	33,854	—
Changes in operating assets and liabilities:
Accounts receivable	28,757	(4,533)
Inventory	(6,987)	—
Prepaid expenses	30,239	(46,441)
Deposits	(4,351)	2,665
Accounts payable	24,507	506,999
Deferred revenue	(44,751)	306,413
Due to related party	(26,072)	50,000
Other current liabilities	46,396	33,810
Net cash (used in) provided by operating activities	(633,759)	274,676

Cash flows from investing activities:
Purchase of intangible assets	(93,133)	(52,917)
Purchases of computer equipment	(12,615)	(41,898)
Net cash used in investing activities	(105,748)	(94,815)

Cash flows from financing activities:
Issuance of preferred stock for cash - related party	200,000	—
Repayment of due to related party	(50,000)	—
Proceeds from short term notes payable, net of debt issuance cost	115,900	—
Repayments of short term notes payable	(104,044)	—
Proceeds from short term notes payable - related party	278,273	181,408
Cash overdraft	—	(19,559)
Net cash provided by financing activities	440,129	161,849

Net (decrease) increase in cash	(299,378)	341,710

Cash at beginning of period	341,710	—
Cash at end of period	$42,332	$341,710

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$521	$—
Income taxes	$—	$—

Non-cash investing and financing activities:
Exchange of preferred shares for common shares in restructuring - related party	$2	$—
Total debt discount at origination	$29,039	$—

See accompanying notes to financial statements

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COORDINATES COLLECTION, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Corporate History and Background

Coordinates Collection, Inc. (“CCI”), previously known as FD9 Group, Inc., markets and distributes classic custom jewelry through Le Bloc and custom jewelry, inscribed with location coordinates commemorating life’s special moments through Coordinates Collection. CCI was organized as a Delaware corporation in 2013 and is currently based in Los Angeles, California.

Coordinates Collection

Coordinates Collection markets and distributes custom jewelry, inscribed with location coordinates commemorating life’s special moments. Coordinates Collection is the next level of customized jewelry that pairs high quality craftsmanship with a fresh look. Geographic coordinates pinpoint the location of a favorite memory and the beautiful engraving personalizes each piece to the customer. Coordinates Collection uses high quality materials such as semi-precious to precious metals and stones as well as ceramic coatings. All products take personalization to the next level with stylish, high quality hand-crafted products, a customized experience and a unique technology platform that guides the customer through a step-by-step process to create the perfect meaningful piece.

Le Bloc

Le Bloc markets and distributes classic custom jewelry. Le Bloc is a way to wear your favorite letters and/or words. The collection is comprised of bracelets, necklaces, and rings featuring bloc’s engraved with a single letter in the finish of your choice.

The Company markets the Coordinates Collection and Le Bloc products using various strategies including social media, independent affiliates, Internet advertising, wholesale relationships, and “word of mouth” free advertising.

On December 1, 2016, substantially all of the operating assets of CCI was acquired by Reign Corporation (“RGNP”), formerly known as Reign Sapphire Corporation. RGNP is a Beverly Hills-based, direct-to-consumer, branded and custom jewelry company.

On December 21, 2015, the shareholders of CCI approved an amendment to the Articles of Incorporation to change the name to “Coordinates Collection Inc.”, increase the authorized number of shares of common stock from 1,000,000 to 15,000,000, par value $0.0001, eliminate the authorized preferred stock, convert each outstanding share of common stock into 9.8 shares of common stock, and convert each outstanding share of preferred stock into 1.16 shares of common stock. This transaction was accounted for as a stock split. CCI has retroactively restated per share and the outstanding shares for weighted average shares used in the basic and diluted earnings per share calculations for all periods presented, as a result of the reorganization.

The Company has begun its planned principal operations, and accordingly, the Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

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Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of approximately $2,770,000 and $1,969,000 at December 31, 2015 and 2014, respectively, had a working capital deficit of approximately $1,335,000 and $714,000 at December 31, 2015 and 2014, respectively, had a net loss of approximately $801,000 and $608,000 for the years ended December 31, 2015 and 2014, respectively, and net cash used in operating activities of approximately $634,000 for the year ended December 31, 2015, with limited revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private offering or an asset sale transaction. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds or transact an asset sale, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: inventory valuation, common stock valuation, and the recoverability of intangibles. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Income Taxes

Income taxes are accounted for under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Balance Sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the Statements of Operations.

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ASC 740-10-30 was adopted from the date of its inception. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, the Company does not have a liability for unrecognized income tax benefits.

Advertising and Marketing Costs

Advertising and marketing costs are recorded as operating expenses when they are incurred. Advertising and marketing expenses of $795,817 and $792,510 were recorded for the years ended December 31, 2015 and 2014, respectively.

Revenue Recognition

Revenues are recognized in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Revenue is recognized from product sales when the product is shipped to the customer, provided that collection of the resulting receivable is reasonably assured. Credit is granted generally for terms of 7 to 90 days, based on credit evaluations. Discounts and refunds are recorded as a reduction of revenue.

There is a no return policy. The return policy is being evaluated to be more in line with industry standards.

Inventories

CCI and Le Bloc products are outsourced to a third party for manufacture, made to order, and when completed are shipped to the customer. The inventory for CCI and Le Bloc are considered immaterial as of December 31, 2015 and 2014.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Fixed assets are examined for the possibility of decreases in value when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

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Intangible Assets

Intangible assets consist primarily of tradenames, proprietary designs, developed technology – website, and developed technology – Ipad application. Our intangible assets are being amortized on a straight-line basis over a period of three to ten years.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable.  The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value. There are no impairments as of December 31, 2015 and 2014.

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third party comparable sales and discounted cash flow models.  If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future.

Deferred revenue

Deferred revenue consists of customer orders paid in advance of the delivery of the order. Deferred revenue is classified as short-term as the typical order ships within approximately three weeks of placing the order. Deferred revenue is recognized as revenue when the product is shipped to the customer and all other revenue recognition criteria have been met.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2015 and 2014, the fair value of cash, accounts receivable, accounts payable, accrued expenses, and notes payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

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The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

Earnings per Share

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The total number of potential additional dilutive securities outstanding for the years ended December 31, 2015 and 2014 was none since the Company had net losses and any additional potential common shares would have an anti-dilutive effect.

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated limited revenues from operations. There can be no assurance that the Company will be able to successfully continue to produce its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, and governmental and political conditions.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in banks and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

There were no customers that accounted for 10% or more of total revenue for the years ended December 31, 2015 and 2014. There was one customers that comprised 10%, comprising 28.5%, or more of accounts receivable at December 31, 2015, and three customers that accounted for 10%, comprising 61.8%, or more of accounts receivable at December 31, 2014.

Seasonality

The business is subject to substantial seasonal fluctuations.  Historically, a significant portion of net sales and net earnings have been realized during the period from October through December.

Major Suppliers

The Company does not manufacture its own products and currently depends primarily upon ASK Gold to manufacture its products.

In the event that the manufacturing provided by ASK Gold were discontinued, it is believed that alternate suppliers could be identified which would be able to provide it with sufficient levels of products at terms similar to those of ASK Gold.

Recent Accounting Pronouncements

Financial Accounting Standards Board, or FASB, Accounting Standards Update, or FASB ASU 2017-04 “Simplifying the Test for Goodwill Impairment (Topic 350)” – In January 2017, the FASB issued 2017-04.  The guidance removes “Step Two” of the goodwill impairment test, which required a hypothetical purchase price allocation.  A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill.  The ASU is effective for annual reporting periods beginning after December 15, 2019, and for interim periods within those years, with early adoption permitted.  We do not expect this ASU to have a significant impact on our financial statements and related disclosures.

FASB ASU 2017-01 “Clarifying the Definition of a Business (Topic 805)” – In January 2017, the FASB issued 2017-1.  The new guidance that changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business.  The guidance requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business.  The guidance also requires a business to include at least one substantive process and narrows the definition of outputs by more closely aligning it with how outputs are described in ASC 606.  The ASU is effective for annual reporting periods beginning after December 15, 2017, and for interim periods within those years.  Adoption of this ASU is not expected to have a significant impact on our results of operations, cash flows and financial position.

FASB ASU 2016-15 “Statement of Cash Flows (Topic 230)” – In August 2016, the FASB issued 2016-15.  Stakeholders indicated that there is a diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows.  ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice.  This ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those fiscal years.  Early adoption is permitted.  Adoption of this ASU will not have a significant impact on our statement of cash flows.

FASB ASU 2016-12 “Revenue from Contracts with Customers (Topic 606)” – In May 2016, the FASB issued 2016-12.  The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASU 2016-12 provides clarification on assessing collectability, presentation of sales taxes, noncash consideration, and completed contracts and contract modifications.  This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. We are currently assessing the impact of adoption of this ASU on our results of operations, cash flows and financial position.

FASB ASU 2016-11 “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815)” – In May 2016, the FASB issued 2016-11, which clarifies guidance on assessing whether an entity is a principal or an agent in a revenue transaction.  This conclusion impacts whether an entity reports revenue on a gross or net basis.  This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. We are currently assessing the impact of adoption of this ASU on our results of operations, cash flows and financial position.

FASB ASU 2016-10 “Revenue from Contracts with Customers (Topic 606)” – In April 2016, the FASB issued ASU 2016-10, clarify identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas.  This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. We are currently assessing the impact of adoption of this ASU on our results of operations, cash flows and financial position.

FASB ASU 2016-09 “Compensation – Stock Compensation (Topic 718)” – In March 2016, the FASB issued ASU 2016-09, which includes multiple provisions intended to simplify various aspects of accounting for share-based payments.  The new guidance will require entities to recognize all income tax effects of awards in the income statement when the awards vest or are settled.  It also will allow entities to make a policy election to account for forfeitures as they occur.  This ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years.  We do not expect this standard will have a significant impact on our financial statements and related disclosures.

FASB ASU 2016-02 “Leases (Topic 842)” – In February 2016, the FASB issued ASU 2016-02, which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability.  For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance.  Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines.  Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard.  This ASU is effective for fiscal years beginning after December 18, 2018, including interim periods within those fiscal years.  We are currently evaluating the potential impact this standard will have on our financial statements and related disclosures.

FASB ASU 2015-17 ”Income Taxes (Topic 740)” – In November 2015, the FASB issued ASU 2015-17, which simplifies the presentation of deferred tax assets and liabilities on the balance sheet.  Previous GAAP required an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts on the balance sheet.  The amendment requires that deferred tax liabilities and assets be classified as noncurrent in a classified balance sheet.  This ASU is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.  We are currently evaluating the potential impact this standard will have on our financial statements and related disclosures.

FASB ASU 2015-16 “Business Combinations (Topic 805),” or ASU 2015-16 - In September 2015, the FASB issued ASU 2015-16, which requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. This ASU is effective for interim and annual reporting period beginning after December 15, 2016, including interim periods within those fiscal years, with the option to early adopt for financial statements that have not been issued. We will apply this guidance to any business combinations that may occur.

FASB ASU 2015-11 “Inventory (Topic 330): Simplifying the Measurement of Inventory,” or ASU 2015-11 - In July 2015, the FASB issued ASU 2015-11, which requires an entity to measure in scope inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments apply to inventory that is measured using first-in, first-out (FIFO) or average cost. This ASU is effective for interim and annual reporting periods beginning after December 15, 2016, with the option to early adopt as of the beginning of an annual or interim period. We do not expect the adoption of this ASU to have a significant impact on our financial position, results of operations and cash flows.

NOTE 4 – INVENTORY

CCI and Le Bloc products are outsourced to a third party for manufacture, made to order, and when completed are shipped to the customer. The inventory for CCI and Le Bloc was $6,987 and none as of December 31, 2015 and 2014, respectively.

NOTE 5 – Equipment

Equipment consisted of the following as of:

	Estimated Life	December 31, 2015	December 31, 2014

Office equipment	5 years	$15,444	$46,017
Computer equipment	3 years	47,163	37,830
Accumulated depreciation		(43,739)	(27,101)
		$18,868	$56,746

Depreciation expense was $16,639 and $13,387 for the years ended December 31, 2015 and 2014, respectively, and is classified in general and administrative expenses in the Statements of Operations.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consisted of the following as of:

	Estimated Life	December 31, 2015	December 31, 2014

Trademarks	3 years	$88,700	$88,700
Website	3 years	97,944	4,811
Accumulated amortization		(60,392)	(20,839)
		$126,252	$72,672

Amortization expense was $39,553 and $20,839 for the years ended December 31, 2015 and 2014, respectively, and is classified in general and administrative expenses in the Statements of Operations.

NOTE 7 – DUE TO RELATED PARTY

On October 1, 2014, CCI, through Owen deVries, its CEO and director, borrowed $50,000 from a related party through common ownership for working capital purposes. The loan was due on January 1, 2015 and bearing no interest. CCI imputed interest on $50,000 principal amount of the borrowings at 10% per annum. The note was repaid on January 2, 2015.

NOTE 8 – NOTES PAYBALE

CCI borrows funds from third parties from time to time for working capital purposes. For the year ended December 31, 2015, CCI had borrowings of $144,939 (including $29,039 of debt discount), repayments of $104,044, and accretion of debt discount of $29,039 for a balance of $40,895 at December 31, 2015. For the year ended December 31, 2014, CCI had no borrowed funds.

CCI issued notes payable to Menno Holterman (“Holterman Notes”), a director of CCI. As of December 31, 2014, CCI had borrowed $181,408 bearing interest at 10%. During the year ended December 31, 2015, CCI borrowed an additional $278,273 (“2015 Note”) bearing no interest and had no repayments for a balance of $459,681 at December 31, 2015. For the 2015 Note, we imputed interest on the principal amount of the borrowings at 10% per annum. The terms of the December 2014 note call for interest only payments payable for the first three months of the note and beginning April 2015, payment of principal amortized over the remaining term of the note plus interest. The note was due June 1, 2016. As the Company is in default, the Holterman Notes were reclassed to short term note payable – related party. CCI recognized interest expense was $24,963 and $353 for the years ended December 31, 2015 and 2014, respectively, under Other expense in the accompanying Statements of Operations.

NOTE 9 – stock transactionS

On March 30, 2015, CCI authorized 500,000 shares of preferred stock and issued 200,000 preferred shares for aggregate gross proceeds of $200,000. On December 21, 2015, the preferred shares were exchanged for 232,000 common shares in a restructuring and all authorized shares of preferred stock were eliminated. On December 21, 2015, CCI issued 8,800,000 common shares to the shareholders. This transaction was accounted for as a stock split.

CCI has retroactively restated per share and the outstanding shares for weighted average shares used in the basic and diluted earnings per share calculations for all periods presented, as a result of the reorganization.

NOTE 10 – Related Party Transactions

Other than as set forth below, and as disclosed in Notes 7, 8, and 9, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

CCI had no employment agreement with its CEO and director but CCI still incurred compensation on behalf of the CEO and director. CCI incurred compensation expense of $72,000 and $55,385 for the years ended December 31, 2015 and 2014, respectively, with no amounts due at December 31, 2015 and 2014, respectively. The CEO and director received employee benefits during the years ended December 31, 2015 and 2014, totaling $31,588 and $13,721, respectively. In addition, the CEO/director incurred business expenses and had repayments for business expenses of $360 and $36,575 for the years ended December 31, 2015 and 2014, respectively.

NOTE 11 – INCOME TAXES

At December 31, 2015, net operating loss carry forwards for Federal and state income tax purposes totaling approximately $2,658,000 available to reduce future income which, if not utilized, will begin to expire in the year 2033. There is no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

A reconciliation of the statutory income tax rates and the effective tax rate is as follows:

	December 31, 2015	December 31, 2014

Statutory U.S. federal rate	34.0%	34.0%
State income tax, net of federal benefit	5.9%	5.9%
Permanent differences	(2.1)%	(0.2)%
Valuation allowance	(37.8)%	(39.7)%

Provision for income taxes	0.0%	0.0%

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	December 31, 2015	December 31, 2014

Deferred tax assets:
Net operating loss carry forwards	$1,071,043	$768,647
Other	—	—
Valuation allowance	(1,071,043)	(768,647)

	$—	$—

Major tax jurisdictions are the United States and California. All of the tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. There are no tax audits pending.

NOTE 12 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic and diluted earnings (loss) per share are the same since net losses for all periods presented and including the additional potential common shares would have an anti-dilutive effect.

The following table sets forth the computation of basic and diluted net income per share:

	For the Years Ended December 31,
	2015	2014

Net loss attributable to the common stockholders	$(800,582)	$(608,463)

Basic weighted average outstanding shares of common stock	9,806,356	9,800,000
Dilutive effect of options and warrants	—	—
Diluted weighted average common stock and common stock equivalents	9,806,356	9,800,000

Loss per share:
Basic and diluted	$(0.08)	$(0.06)

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Operating Leases

Effective September 1, 2015, the Company’s customer service and distribution facility is located at 1933 S. Broadway. Los Angeles, California. This facility is subleased at $7,834 per month through CCI for a period of eighteen months. The sublease may be terminated by either party with ninety (90) days written notice. On March 1, 2017, the Company gave ninety day written notice to terminate the sublease with no costs to terminate the lease.

Rent expense was approximately $63,908 and $27,041 for the years ended December 31, 2015 and 2014, respectively.

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results.

NOTE 14 – SUBSEQUENT EVENTS

On December 1, 2016, substantially all of the operating assets of CCI was acquired by Reign Corporation (“RGNP”). RGNP is a Beverly Hills-based, direct-to-consumer, branded and custom jewelry company.

The purchase price of the operating assets of CCI was the issuance 7,000,000 shares of common stock (of which 1,000,000 shares were issued to ASK Gold, a major supplier) valued at $770,000 (based on RGNP’s stock price on the date of issuance). In addition, there is a cash payment of $500,000 contingent upon a future offering and earn out payments for all sales of CCI and RGNP products sold via CCI sales channels for the 2017, 2018, 2019 and 2020 calendar years. The estimated fair value of the contingent payments totaled $424,511. The total purchase consideration was $1,194,511. CCI’s fixed assets and identifiable intangible assets acquired were recorded based upon their estimated fair values as of the closing date of the Acquisition. The excess of purchase price over the value of the net assets acquired was recorded as goodwill by RGNP.

There were no other events subsequent to December 31, 2015, and up to the date of this filing that would require disclosure.